UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Rexahn Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 455 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	REXN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Reverse Merger with Ocuphire

On June 17, 2020, Rexahn Pharmaceuticals, Inc., a Delaware corporation (“Rexahn”), Razor Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Rexahn (“Merger Sub”), and Ocuphire Pharma, Inc., a Delaware corporation (“Ocuphire”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Ocuphire, with Ocuphire continuing as a wholly-owned subsidiary of Rexahn and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (a) each share of Ocuphire Common Stock (as defined below) outstanding immediately prior to the Effective Time (excluding shares held as treasury stock, shares held by Ocuphire and dissenting shares) will be converted into the right to receive shares of Rexahn common stock (the “Rexahn Common Stock”) equal to the Exchange Ratio described below; and (b) each outstanding Ocuphire stock option that has not previously been exercised prior to the Effective Time will be assumed by Rexahn.

Under the exchange ratio formula in the Merger Agreement (the “Exchange Ratio”), immediately following the consummation of the Merger (the “Closing”), Rexahn’s then-current stockholders would own approximately 14.3% of the combined company’s common stock, and the former Ocuphire securityholders would own approximately 85.7% of the combined company’s common stock, in each case calculated on a fully-diluted basis, assuming Rexahn’s net cash balance at Closing is between $3.2 million and $6.0 million. The Exchange Ratio formula in the Merger Agreement is subject to adjustment for every $100,000 that Rexahn’s actual net cash balance at Closing is less than $3.2 million or more than $6.0 million. Based on Rexahn’s current estimates, Rexahn believes that it is reasonably likely to deliver significantly less than $3.2 million at Closing. If, for example, Rexahn’s actual net cash balance at Closing is $0, which is the minimum amount of net cash that Rexahn is required to deliver at Closing, then immediately following the Closing, Rexahn’s then-current stockholders would own approximately 11.2% of the combined company’s common stock, and the former Ocuphire securityholders would own approximately 88.8% of the combined company’s common stock, in each case calculated on a fully-diluted basis. Under the terms of the Merger Agreement, Rexahn’s stockholders’ ownership percentage in the combined company is subject to a floor of 9.1% regardless of Rexahn’s actual net cash balance at Closing, assuming Ocuphire waives the minimum net cash requirement at Closing. These ownership percentages give effect to the shares of Ocuphire Common Stock that will be issued to Investors (as defined below) in the Pre-Merger Financing (as defined below) prior to the Closing, but do not account for any additional shares of Rexahn Common Stock that may be issued following the Closing or the Investor Warrants (as defined below) issuable to Investors after Closing. As a result, Ocuphire securityholders and holders of Rexahn Common Stock could own less of the combined company than currently contemplated.

In connection with the Merger, Rexahn will prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus/information statement, and will seek the approval of Rexahn’s stockholders with respect to certain actions, including, but not limited to, the following:

•
the issuance of Rexahn Common Stock to the Ocuphire stockholders pursuant to the Merger Agreement and the change of control of Rexahn resulting from the Merger pursuant to pertinent Nasdaq Stock Market (“Nasdaq”) listing rules;

•
the amendment of Rexahn’s certificate of incorporation to effect a reverse split of all outstanding shares of the Rexahn Common Stock at a reverse stock split ratio as mutually agreed to by Rexahn and Ocuphire; and

•	the amendment of Rexahn’s certificate of incorporation to change the name of Rexahn to “Ocuphire Pharma, Inc.”;

•	the adoption of the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan; and

•
the issuance of (a) shares of Rexahn Common Stock upon the exercise of certain warrants to be issued in the Pre-Merger Financing, and (b) additional shares of Rexahn Common Stock that may be issued following the closing of the Pre-Merger Financing.

Consummation of the Merger is subject to certain Closing conditions, including, among other things: (i) approval by the stockholders of Rexahn and Ocuphire; (ii) the continued listing of the Rexahn Common Stock on Nasdaq and the listing of the additional Rexahn Common Stock issued in connection with the Merger on Nasdaq; (iii) the accuracy of the representations and warranties, subject to certain materiality qualifications; (iv) satisfaction by Rexahn of a minimum net cash at Closing requirement of $0; and (v) completion of the Pre-Merger Financing.

Under the Merger Agreement, Rexahn’s net cash at Closing is calculated as follows: (i) the sum of Rexahn’s cash and cash equivalents, short-term investments, accrued investment interest receivable, and any prepaid refundable deposits of Rexahn, less (ii) the sum of Rexahn’s accounts payable and accrued expenses, less (iii) all liabilities of Rexahn to any current or former officer, director, employee, consultant or independent contractor, including change of control payments, retention payments, severance and other related termination costs, or other payments pursuant to any of Rexahn’s benefit plans, less (iv) any bona fide current liabilities of Rexahn payable in cash, less (v) Rexahn’s transaction expenses incurred in connection with the Merger as calculated in accordance with the terms of the Merger Agreement, and less (vi) certain estimated liabilities associated with Rexahn’s outstanding warrants to be calculated approximately 10 days prior to the Closing in accordance with the terms of the Merger Agreement. The estimated liabilities associated with Rexahn’s outstanding warrants will be impacted by, among other things, the volatility and trading price of shares of Rexahn Common Stock on Nasdaq.

The Merger Agreement contains certain termination rights for both Rexahn and Ocuphire, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $750,000 or, in some circumstances, Ocuphire may be required to reimburse Rexahn’s expenses up to a maximum of $750,000.

Immediately after the Effective Time, the Board of Directors of Rexahn is expected to be comprised of seven members, one of whom is expected to be Richard J. Rodgers, a current member of the Rexahn board of directors, and the remaining six directors are expected to include existing Ocuphire board members and an additional director designated by Ocuphire. Following the Closing, Mina Sooch is expected to serve as Rexahn’s President and Chief Executive Officer. Also at the Effective Time, Rexahn expects to effect a name change to “Ocuphire Pharma, Inc.” and it is anticipated that Rexahn’s securities will be listed for trading on The Nasdaq Capital Market under the symbol “OCUP.”

The Merger Agreement contains customary representations, warranties and covenants made by Rexahn and Ocuphire, including covenants relating to obtaining the requisite approvals of the stockholders of Rexahn and Ocuphire, indemnification of directors and officers, and Rexahn’s and Ocuphire’s conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing.

Contingent Value Rights Agreement

At the Effective Time, Rexahn, Shareholder Representative Services LLC, as representative of the Rexahn stockholders prior to the Effective Time (the “CVR Representative”), and Olde Monmouth Stock Transfer Co., Inc., as the Rights Agent, will enter into a Contingent Value Rights Agreement (the “CVR Agreement”).

Pursuant to the Merger Agreement and the CVR Agreement, Rexahn stockholders of record as of immediately prior to the Effective Time will receive one contingent value right (“CVR”) for each share of Rexahn Common Stock held.

Each CVR will entitle such holders to receive, for each calendar quarter (each, a “CVR Payment Period”) during the 15-year period after the Closing (the “CVR Term”), an amount equal to the following:

•
90% of all payments received by Rexahn or its affiliates during such CVR Payment Period from or on behalf of BioSense Global LLC (“BioSense”) pursuant to that certain License and Assignment Agreement, dated as of February 25, 2019, by and between BioSense and Rexahn, as amended by Amendment No. 1, dated August 24, 2019, and as further amended by Amendment No. 2, dated March 10, 2020, minus certain permitted deductions;

•
90% of all payments received by Rexahn or its affiliates during such CVR Payment Period from or on behalf of Zhejiang HaiChang Biotechnology Co., Ltd. (“HaiChang”) pursuant to that certain Exclusive License Agreement, dated as of February 8, 2020, by and between HaiChang and Rexahn, minus certain permitted deductions; and

•
75% of the sum of (i) all cash consideration paid by a third party to Rexahn or its affiliates during the applicable CVR Payment Period in connection with the grant, sale or transfer of rights to Rexahn’s pre-Closing intellectual property (other than a grant, sale or transfer of rights involving a sale or disposition of the post-Merger combined company) that is entered into during the 10-year period after the Closing (“Parent IP Deal”), plus (ii) with respect to any non-cash consideration received by Rexahn or its affiliates from a third party during the applicable CVR Payment Period in connection with any Parent IP Deal, all amounts received by Rexahn and its affiliates for such non-cash consideration at the time such non-cash consideration is monetized by Rexahn or its affiliates, minus (iii) certain permitted deductions.

The CVRs are not transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. The CVR Agreement will be effective prior to the Closing and will continue in effect until the later of the end of the CVR Term and the payment of all amounts payable thereunder, unless and until earlier terminated upon termination of the Merger Agreement.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders of Ocuphire entered into voting agreements with Rexahn and Ocuphire covering approximately 62.6% of the outstanding capital stock of Ocuphire as of the date of the Merger Agreement (the “Ocuphire Voting Agreements”). The Ocuphire Voting Agreements provide, among other things, that the directors, officers and stockholders party to the Ocuphire Voting Agreements will vote all of the shares of Ocuphire held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and against any competing acquisition proposals. The Ocuphire Voting Agreements also place certain restrictions on the transfer of the shares of Ocuphire held by the respective signatories thereto.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, the executive officers and directors of Rexahn and the officers, directors and certain securityholders of Ocuphire entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of any shares of Rexahn Common Stock for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, the CVR Agreement, the Ocuphire Voting Agreements, and the Lock-Up Agreements (collectively, the “Merger Transaction Agreements”) are not complete and are subject to, and qualified in their entirety by, the full text of those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The Merger Transaction Agreements (and the foregoing description of the Merger Transaction Agreements and the transactions contemplated thereby) have been included to provide investors and stockholders with information regarding the terms of the Merger Transaction Agreements and the transactions contemplated thereby. They are not intended to provide any other factual information about Rexahn or Ocuphire or to modify or supplement any factual disclosures about Rexahn in its public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Transaction Agreements were made only as of specified dates for the purposes of the Merger Transaction Agreements, were solely for the benefit of the parties to the Merger Transaction Agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Transaction Agreements, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders are not third-party beneficiaries under the Merger Transaction Agreements. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Transaction Agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Pre-Merger Financing

Securities Purchase Agreement

On June 17, 2020, Ocuphire, Rexahn and certain investors (the “Investors”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors agreed to invest a total of $21.15 million in cash (the “Purchase Price” and the financing arrangement described herein, the “Pre-Merger Financing”) to fund the combined company following the Merger. In return, based on an agreed upon pre-money valuation of the combined company following the Merger (the “combined company”) of $120 million, Ocuphire will issue an amount of shares (the “Initial Shares”) of Ocuphire common stock, par value $0.0001 (the “Ocuphire Common Stock”) to the Investors, which shares will be exchangeable in the Merger for approximately 15% of the Pre-Merger Financing Fully Diluted Shares (as defined below). In addition, (i) Ocuphire will deposit two times the number of Initial Shares of Ocuphire Common Stock (the “Additional Shares”, and together with the Initial Shares the “Pre-Merger Financing Shares”) into escrow with an escrow agent for the benefit of the Investors, to be exchanged for Rexahn Common Stock in the Merger, and to be delivered, in whole or in part, based on the formula set forth below, out of escrow to the Investors if 85% of the average of the five lowest volume-weighted average trading prices of a share of Rexahn Common Stock on Nasdaq during the first ten trading days (or earlier at the election of any Investor) immediately following the closing date of the Pre-Merger Financing (which closing date will be the same date as the Closing of the Merger) is lower than the effective price per share paid by the Investors for the Converted Initial Shares (as defined below), and (ii) on the tenth trading day following the closing date of the Pre-Merger Financing (the “warrant closing date”), Rexahn will issue to the Investors (x) Series A warrants to purchase shares of Rexahn Common Stock, as further described below (the “Series A Warrants”) and (y) Series B warrants to purchase shares of Rexahn Common Stock, as further described below (the “Series B Warrants”, together with the Series A Warrants, the “Investor Warrants” and, together with the Pre-Merger Financing Shares, the “Purchased Securities”).

“Pre-Merger Financing Fully Diluted Shares” means the “fully-diluted” post-Merger outstanding shares of Rexahn Common Stock, which amount (i) includes all shares of Rexahn Common Stock that may be issued pursuant to in-the-money options, warrants or convertible securities, and (ii) with respect to new Rexahn warrants issued after the execution of the Securities Purchase Agreement in exchange for existing Rexahn warrants shall include (A) all shares of Rexahn Common Stock that are subject to each new Rexahn warrant that is in-the-money as of the date of issuance of such new Rexahn warrant and (B) 0.5 times the number of shares of Rexahn Common Stock that may be issued pursuant to such out-of-the-money new Rexahn warrant that is out-of-the-money as determined based on the closing sale price of Rexahn Common Stock immediately following the issuance of such Rexahn warrant, and (iii) excludes all other out-of-the-money options, warrants or convertible securities of Rexahn.

As a result of the Merger, at the Effective Time, each Initial Share will automatically be converted into the right to receive a number of shares (the “Converted Initial Shares”) of Rexahn Common Stock equal to the number of Initial Shares multiplied by the Exchange Ratio. Further, at the Effective Time, each Additional Share placed into escrow with the escrow agent will automatically be converted into the right to receive a number of shares (the “Converted Additional Shares”) of Rexahn Common Stock equal to the number of Additional Shares multiplied by the Exchange Ratio. The number of Converted Additional Shares deliverable out of escrow to each Investor will be determined on or prior to the warrant closing date by subtracting (i) the number of Converted Initial Shares issued to the Investor from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor by (b) 85% of the average of the five lowest volume-weighted average trading prices of a share of Rexahn Common Stock on Nasdaq during the first ten trading days (or earlier at the election of any Investor) immediately following the Closing of the Merger, subject to the Floor Price (as defined below). Any Converted Additional Shares not deliverable to the Investors as of the warrant closing date based on the foregoing formula will be returned to Rexahn as treasury shares and cancelled. No Converted Additional Shares will be deliverable out of escrow if the foregoing formula results in a negative number. The lower of (x) the effective initial purchase price per Converted Initial Share and (y) the number obtained by the formula in clause (b) above, subject to the Floor Price, is called the “Final Purchase Price.” Notwithstanding the foregoing, no Converted Additional Shares will be delivered to Investors from escrow to the extent such delivery would result in such Investor, together with its affiliates and any other person whose beneficial ownership of Rexahn Common Stock would be aggregated with such Investor for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficially owning in excess of 4.99% or 9.99% of the outstanding Rexahn Common Stock (including the Converted Additional Shares so delivered). In the event that Rexahn fails to timely deliver any of the Converted Initial Shares or Converted Additional Shares then Rexahn shall be obligated to pay the affected Investor on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using any trading price of Rexahn Common Stock selected by the holder while the failure is continuing and if an affected Investor purchases shares of Rexahn Common Stock in connection with such failure (“Buy-In Shares”), then Rexahn must, at such Investor’s discretion, reimburse such Investor for the cost of such Buy-In Shares or deliver the owed shares and reimburse the Investor for the difference between the price such Investor paid for the Buy-In Shares and the market price of such shares, measured at any time of such Investor’s choosing while the delivery failure was continuing.

Pursuant to the Securities Purchase Agreement, at any time during the period commencing from the six month anniversary of the closing date of the Pre-Merger Financing and ending at such time that all of the shares of Rexahn Common Stock issued or issuable in the Pre-Merger Financing, if a registration statement is not available for the resale of such shares, may be sold without restriction or limitation pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) and without the requirement to be in compliance with Rule 144(c)(1), if Rexahn (i) shall fail for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) under the Securities Act or (ii) has ever been an issuer described in Rule 144(i)(1)(i) under the Securities Act or becomes such an issuer in the future, and Rexahn shall fail to satisfy any condition set forth in Rule 144(i)(2) under the Securities Act (each, a “Public Information Failure”), then Rexahn shall pay to each holder of Purchased Securities an amount in cash equal to 2.0% of such holder’s pro rata portion of the Purchase Price on the day of such Public Information Failure and on every thirtieth day thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Purchased Securities from selling such Purchased Securities pursuant to Rule 144 under the Securities Act without any restrictions or limitations.

The Securities Purchase Agreement contains customary representations and warranties of Ocuphire, Rexahn and the Investors. Each party’s obligation to consummate the transactions contemplated by the Securities Purchase Agreement is subject to the satisfaction or waiver of certain conditions, including the satisfaction or waiver of each of the conditions precedent to the closing of the Merger contained in the Merger Agreement, other than any conditions precedent relating to consummation of the Pre-Merger Financing.

The Securities Purchase Agreement restricts Rexahn from filing a registration statement or any amendment or supplement thereto, causing any registration statement to be declared effective by the SEC, or granting any registration rights, in each case subject to certain limited exceptions, until the date that is 90 days after the earlier of (i) such time as all of the shares of Rexahn Common Stock issued or issuable in the Pre-Merger Financing may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (the “Rule 144 Date”), (ii) the one year anniversary of the closing date of the Pre-Merger Financing, and (iii) the date that the first registration statement registering for resale shares of Rexahn Common Stock issued or issuable in the Pre-Merger Financing has been declared effective by the SEC; provided, that clause (iii) shall only apply if there are no shares held by the Investors left unregistered due to a limitation on the maximum number of shares of Rexahn Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415 under the Securities Act.

Pursuant to the Securities Purchase Agreement, until the date that is the later of (i) 180 calendar days following the closing date of the Pre-Merger Financing and (ii) the earlier of (A) 60 calendar days following the date that all Registrable Securities (as defined below) are registered for resale pursuant to one or more registration statement(s) and (B) 240 calendar days following the closing of the Pre-Merger Financing, subject to certain exceptions, neither Ocuphire nor Rexahn may (i) offer, sell, grant any option to purchase, or otherwise dispose of any of its or its subsidiaries’ debt, equity or equity equivalent securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), or (ii) be party to any solicitations, negotiations or discussions with regard to the foregoing.

Additionally, for one year following the closing of the Pre-Merger Financing, Ocuphire, Rexahn and each of their subsidiaries shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a transaction in which Ocuphire, Rexahn or any of their subsidiaries (i) issues or sells any stock or securities convertible into or exercisable or exchangeable for Ocuphire Common Stock or Rexahn Common Stock (“Convertible Securities”) either (a) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Ocuphire Common Stock or Rexahn Common Stock at any time after the initial issuance of such Convertible Securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Ocuphire or Rexahn or the market for Ocuphire Common Stock or Rexahn Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby Ocuphire, Rexahn or any of their subsidiaries may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided, that Rexahn will be permitted to consummate “at the market” offerings at any time after the later of (x) the date that is nine (9) months after the closing date of the Pre-Merger Financing and (y) ninety (90) days following the date the shares of Rexahn Common Stock issued and issuable in the Pre-Merger Financing are freely tradable.

The Securities Purchase Agreement may be amended only by an instrument in writing signed by Ocuphire, Rexahn and the Required Holders (as defined below). No provision of the Securities Purchase Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. “Required Holders” means (i) prior to the closing date of the Pre-Merger Financing, the Investors entitled to purchase at the closing a majority of the aggregate amount of Initial Common Shares issuable under the Securities Purchase Agreement and the aggregate amount of shares issuable under the Investor Warrants (without regard to any restriction or limitation on the exercise of the Investor Warrant contained therein) and shall include the Lead Investor (as defined in the Securities Purchase Agreement) and (ii) on or after the closing of the Pre-Merger Financing, holders of at least a majority of the aggregate amount of Purchased Securities issued and issuable under the Securities Purchase Agreement and under the Investor Warrants (without regard to any restriction or limitation on the exercise of the Investor Warrants or the delivery of the Converted Additional Shares contained therein) held by the Investors or their successors and assigns as of the applicable time of determination and shall include the Lead Investor so long as the Lead Investor or any of its affiliates holds any Purchased Securities.

Upon written notice by the non-breaching party, the Securities Purchase Agreement may be terminated and the sale and purchase of the Purchased Securities abandoned if the closing of the Pre-Merger Financing has not occurred on or before November 14, 2020, due to any party’s failure to satisfy the conditions to closing. The Securities Purchase Agreement will terminate automatically upon any termination of the Merger Agreement.

Series A Warrants

The Series A Warrants will be issued on the warrant closing date, will have an initial exercise price per share equal to 120% of per share Final Purchase Price, will be immediately exercisable and will have a term of five years from the date of issuance. The Series A Warrants issued to each Investor will initially be exercisable for an amount of Rexahn Common Stock equal to the sum of (i) the number of Converted Initial Shares issued to the Investor, (ii) the number of Converted Additional Shares delivered or deliverable to the Investor as of the warrant closing date and (iii) the number of shares, if any, underlying the Series B Warrants held by the Investor as of the warrant closing date.

The Series A Warrants will provide that, until the second anniversary of the date on which all shares of Rexahn Common Stock issued to the Investors (including any shares underlying Investor Warrants) are registered on one or more registration statements, if Rexahn publicly announces, issues or sells, enters into a definitive, binding agreement pursuant to which Rexahn is required to issue or sell or is deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any shares of Rexahn Common Stock for a price per share lower than the exercise price then in effect, subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to such lower price per share. Further, on each Reset Date (as defined below) the Series A Warrants will be adjusted downward (but not increased) such that the exercise price thereof becomes 120% of the Reset Price (as defined below), and the number of shares underlying the Series A Warrants will be increased (but not decreased) to the quotient of (a) (i) the exercise price in effect prior to such Reset (as defined below) multiplied by (ii) the number of shares underlying the Series A Warrants prior to the Reset divided by (b) the exercise price resulting from the Reset. In addition, the exercise price and the number of shares of Rexahn Common Stock issuable upon exercise of the Series A Warrants will also be subject to adjustment in the event of any stock splits, dividends or distributions or other similar transactions.

Pursuant to the Series A Warrants, Rexahn will agree not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of Rexahn’s assets, tender offer or exchange offer, or reclassification of Rexahn Common Stock (a “Fundamental Transaction”) until the 45th trading day immediately following the earlier to occur of (x) the Rule 144 Date and (y) one year after the warrant closing date (the “Reservation Date”). Thereafter, upon any exercise of a Series A Warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series A Warrant), the number of shares of common stock of the successor or acquiring corporation or of Rexahn, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Rexahn Common Stock for which the Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series A Warrant). Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, Rexahn or the surviving entity must purchase such holder’s warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable contemplated Fundamental Transaction, or, if such Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants will also contain a “cashless exercise” feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants will be subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Rexahn Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Rexahn Common Stock (including the shares of Rexahn Common Stock issuable upon such exercise).

If Rexahn fails to issue to a holder of Series A Warrants the number of shares of Rexahn Common Stock to which such holder is entitled upon such holder’s exercise of the Series A Warrants, then Rexahn shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Rexahn Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Rexahn Common Stock in connection with such failure (“Series A Buy-In Shares”), then Rexahn must, at the holder’s discretion, reimburse the holder for the cost of such Series A Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series A Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, the Series A Warrants will provide that, in the event that Rexahn does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series A Warrant, then unless the holder elects to void such attempted exercise, the holder may require Rexahn to pay an amount equal to the product of (i) the number of shares that Rexahn is unable to deliver and (ii) the highest volume-weighted average price of a share of Rexahn Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Rexahn makes the applicable payment.

Series B Warrants

The Series B Warrants will be issued to each Investor on the warrant closing date, and each Investor’s Series B Warrants will have an exercise price per share of $0.0001, will be immediately exercisable and will expire on the day following the later to occur of (i) the Reservation Date, and (ii) the date on which the Investor’s Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. Each Investor’s Series B Warrants will be initially exercisable for an amount of Rexahn Common Stock equal to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the warrant closing date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor by (b) 85% of the average of the five lowest volume-weighted average trading prices of a share of Rexahn Common Stock on Nasdaq during the first ten trading days (or earlier at the election of any Investor) immediately following the Closing of the Merger, subject to the Floor Price.

Additionally, every ninth trading day up to and including the 45th trading day (each, a “Reset Date”) following (i) each date on which a registration statement registering any Registrable Securities for resale by the holder is declared effective by the SEC and/or is available for use, (ii) if there is no effective Registration Statement that is available for use registering all of the shares underlying the Series B Warrant for resale by the holder, on the earlier date to occur of (x) the Rule 144 Date and (y) six months following the issuance date  (such earlier date, the “Six Month Reset Date”) and (iii) if a Public Information Failure has occurred at any time following the Six Month Reset Date, the earlier to occur of (x) the date that such Public Information Failure is cured and no longer prevents the holder from selling all underlying securities pursuant to Rule 144 without restriction or limitation and (y) the earlier to occur of (I) the Rule 144 Date and (II) one year after the issuance date (each such date provided in the foregoing clauses (i), (ii) and (iii), an “End Reset Measuring Date”) (such 45 trading day period, the “Reset Period” and each such 45th trading day after an End Reset Measuring Date, an “End Reset Date”), the number of shares issuable upon exercise of each Investor’s Series B Warrants shall be increased (a “Reset”) to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the warrant closing date, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor, by (b) the greater of (x) the arithmetic average of the five lowest dollar volume-weighted average prices of a share of Rexahn Common Stock on Nasdaq during the applicable Reset Period immediately preceding the applicable Reset Date to date and (y) a floor price per share (the “Floor Price”) calculated based on a pre-money valuation (of the combined company, assuming for this purpose the pre-money issuance of the Converted Initial Shares and Converted Additional Shares) of $10 million (such number resulting in this clause (b), the “Reset Price”).

Pursuant to the Series B Warrants, Rexahn will agree not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, upon any exercise of a Series B Warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series B Warrant), the number of shares of common stock of the successor or acquiring corporation or of Rexahn, if it is the surviving corporation, and any Alternate Consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Rexahn Common Stock for which the Series B Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series B Warrant).

The Series B Warrants will also contain a “cashless exercise” feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants will be subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Rexahn Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Rexahn Common Stock (including the shares of Rexahn Common Stock issuable upon such exercise).

If Rexahn fails to issue to a holder of Series B Warrants the number of shares of Rexahn Common Stock to which such holder is entitled upon such holder’s exercise of the Series B Warrants, then Rexahn shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Rexahn Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Rexahn Common Stock in connection with such failure (“Series B Buy-In Shares”), then Rexahn must, at the holder’s discretion, reimburse the holder for the cost of such Series B Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series B Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, the Series B Warrants will provide that, in the event that Rexahn does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series B Warrant, then unless the holder elects to void such attempted exercise, the holder may require Rexahn to pay an amount equal to the product of (i) the number of shares that Rexahn is unable to deliver and (ii) the highest volume-weighted average price of a share of Rexahn Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Rexahn makes the applicable payment.

Registration Rights Agreement

In connection with the Pre-Merger Financing, Rexahn entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Rexahn is required to file an initial resale registration statement with respect to 135% of the maximum number of shares of Rexahn Common Stock held by or issuable to the Investors pursuant to the Series A Warrants and 100% of the maximum number of shares of Rexahn Common Stock held by or issuable to the Investors pursuant to the Series B Warrants (the “Registrable Securities”), within 15 trading days after the Closing Date. Additionally, Rexahn is required to file additional resale registration statements with respect to the Registrable Securities within 15 days of each End Reset Date, to the extent that such Registrable Securities are not already registered for resale on a prior registration statement. Rexahn will be required to use its commercially reasonable efforts to maintain the effectiveness of these registration statements until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by the applicable registration statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which the Investors have sold all of the Registrable Securities covered by the applicable registration statement(s).

Subject to a limited exception, if Rexahn fails to file and obtain and maintain effectiveness of the resale registration statements required under the Registration Rights Agreement or fails, subject to limited grace periods, to maintain the effectiveness of the resale registration statements, then Rexahn shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 1.0% of the aggregate Purchase Price of such Investor’s Registrable Securities whether or not included in such registration statement on each of the day of such failure and on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured, provided that the aggregate of all such payments will not exceed 5.0% of the aggregate Purchase Price for the Investor’s Registrable Securities.

These registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations, including Rexahn’s right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

Financing Lock-Up Agreements

In connection with the Pre-Merger Financing, Rexahn and Ocuphire will enter into additional lock-up agreements (the “Financing Lock-Up Agreements”) with each officer, director or other person that will be subject to Section 16 of the Exchange Act, with respect to Rexahn immediately following the Closing (the “Financing Lock-Up Parties”), pursuant to which each of the Financing Lock-Up Parties will agree that until the date that is 90 calendar days after the earliest of (i) the date on which all Rexahn shares issued to the Investors (including any shares underlying warrants) are registered on one or more registration statements, (ii) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (iii) the one (1) year anniversary of the Closing Date, subject to certain customary exceptions, such Financing Lock-Up Party will not and will cause its affiliates not to (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Rexahn Common Stock or common stock equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any shares of Rexahn Common Stock or common stock equivalents owned directly by the Financing Lock-Up Parties (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Subject Shares”), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Subject Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Rexahn Common Stock or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Rexahn Common Stock or common stock equivalents or (D) publicly disclose the intention to do any of the foregoing.

Leak-Out Agreements

In connection with the Pre-Merger Financing, each Investor will enter into a leak-out agreement with Rexahn (collectively, the “Leak-Out Agreements”) limiting its daily sales to no more than its pro rata portion, based on such Investor’s investment amount, of 30% of the daily traded volume as reported by Bloomberg, LP.

The above summaries of the Securities Purchase Agreement, the Registration Rights Agreement, the Series A Warrant, the Series B Warrant, the Financing Lock-Up Agreements and the Leak-Out Agreements do not purport to be complete and are qualified in their entirety to the full text of each such agreement, which agreements are filed as Exhibits 10.4, 4.1, 4.2, 10.5 and 10.6 to this Current Report on Form 8-K and are qualified herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement contemplates that Rexahn will terminate the employment of Douglas J. Swirsky, Rexahn’s President and Chief Executive Officer, effective immediately after the Effective Time, and will comply with the terms of that certain Employment Agreement, dated as of January 2, 2018, by and between Rexahn and Mr. Swirsky, as amended on November 14, 2018 (the “Swirsky Employment Agreement”). The Swirsky Employment Agreement entitles Mr. Swirsky to certain severance amounts and other benefits if Mr. Swirsky’s employment is terminated by Rexahn without Cause (as defined in the Swirsky Employment Agreement) and such termination date falls within the two-year period immediately following a Change of Control (as defined in the Swirsky Employment Agreement).

In accordance with the Merger Agreement, on June 17, 2020, the Board approved the termination of Mr. Swirsky’s employment with Rexahn, effective as of immediately following the Effective Time, as a result of which Mr. Swirsky will be entitled to the severance amounts and other benefits afforded Mr. Swirsky in connection with a termination of Mr. Swirsky’s employment by Rexahn without Cause within the two-year period immediately following a Change of Control pursuant to Section 8(c) of the Swirsky Employment Agreement, subject to Mr. Swirsky’s execution of a general release in favor of Rexahn. The termination of Mr. Swirsky’s employment is subject to and conditioned upon the closing of the Merger at the Effective Time, and therefore Mr. Swirsky shall not be terminated if the Merger is not consummated or the Merger Agreement is terminated prior to the Effective Time.

Item 8.01	Other Events.

Attached as Exhibit 99.1 is a copy of the joint press release issued by Rexahn and Ocuphire on June 17, 2020 announcing the execution of the Merger Agreement and the Securities Purchase Agreement.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended) concerning Rexahn, Ocuphire, the proposed Merger, the CVR Agreement, the Pre-Merger Financing and other matters, including without limitation, statements relating to the satisfaction of the conditions to and consummation of the Merger, the expected timing of the Closing, the expected ownership percentages of the combined company and Rexahn’s estimates of its expected net cash at Closing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Rexahn, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the Closing are not satisfied, including the failure to obtain stockholder approval for the proposed Merger in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Rexahn and Ocuphire to consummate the Merger; risks related to Rexahn’s ability to correctly estimate its expected net cash at Closing and estimate and manage its operating expenses and its expenses associated with the proposed Merger pending Closing; risks related to the calculation of the estimated warrant liability of Rexahn’s net cash amount being impacted by the volatility and trading price of a share of Rexahn Common Stock on Nasdaq on the calculation date and its impact on Rexahn’s expected net cash at Closing; Rexahn’s ability to meet the minimum net cash requirement at Closing; risks related to Rexahn’s continued listing on the Nasdaq Capital Market until Closing of the proposed Merger; risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; the risk that as a result of adjustments to the Exchange Ratio, Rexahn stockholders or Ocuphire stockholders could own more or less of the combined company than is currently anticipated; risks related to the market price of Rexahn Common Stock relative to the Exchange Ratio; the risk that the conditions to payment under the CVRs will be not be met and that the CVRs may otherwise never deliver any value to Rexahn stockholders; risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results; the ability of Rexahn or Ocuphire to protect their respective intellectual property rights; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the proposed Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; the success and timing of regulatory submissions and pre-clinical and clinical trials; regulatory requirements or developments; changes to clinical trial designs and regulatory pathways; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; legislative, regulatory, political and economic developments; and the effects of COVID-19 on clinical programs and business operations. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Rexahn’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Rexahn can give no assurance that the conditions to the Merger will be satisfied. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by applicable law, Rexahn undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Will be Filed with the SEC

In connection with the proposed Merger, Rexahn intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a proxy statement/prospectus/information statement. INVESTORS AND STOCKHOLDERS OF REXAHN ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REXAHN, THE MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Rexahn with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/information statement and other documents filed by Rexahn with the SEC by contacting Rexahn by written request to: Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Road, Suite 455, Rockville, Maryland, 20850, Attention: Corporate Secretary. Investors and stockholders are urged to read the proxy statement/prospectus/information statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

No Offer or Solicitation

This communication shall not constitute an offer to sell, the solicitation of an offer to sell or any offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Rexahn and its directors and executive officers and Ocuphire and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Rexahn in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement/prospectus/information statement referred to above. Additional information about Rexahn’s directors and executive officers is included in Rexahn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020, as amended on April 29, 2020, and in subsequent documents filed with the SEC, including the proxy statement/prospectus/information statement referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will also be included in the proxy statement/prospectus/information statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC website (www.sec.gov) and from the Corporate Secretary of Rexahn at the address above.

Item 9.01	Financing Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 17, 2020, by and among Rexahn, Merger Sub and Ocuphire.
4.1	Form of Series A/B Warrants.
4.2*	Registration Rights Agreement, dated June 17, 2020, by and among Rexahn and certain investors named therein.
10.1*	Form of CVR Agreement, by and among Rexahn, the CVR Representative, and the Rights Agent.
10.2	Form of Ocuphire Voting Agreement, by and among Ocuphire, Rexahn and certain stockholders of Ocuphire.
10.3	Form of Lock-Up Agreement, by and among Rexahn, Ocuphire and certain stockholders of Rexahn and Ocuphire.
10.4*	Securities Purchase Agreement, dated as of June 17, 2020, by and among Rexahn, Ocuphire and the investors party thereto.
10.5	Form of Financing Lock-Up Agreement, by and among Rexahn, Ocuphire, and the investors party thereto.
10.6	Form of Leak-Out Agreement, by and between Rexahn and the investors party thereto.
99.1	Joint Press Release, dated June 17, 2020, issued by Rexahn and Ocuphire.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Date: June 19, 2020	/s/ Douglas J. Swirsky
Douglas J. Swirsky
President and Chief Executive Officer